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                                                                   EXHIBIT 23.1




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of Collateral Therapeutics, Inc. for the registration of 2,150,000 shares of its common stock, and to the incorporation by reference therein of our report dated February 12, 1999, with respect to the financial statements of Collateral Therapeutics, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

                                               /s/ ERNST & YOUNG LLP
                                               -------------------------
                                               ERNST & YOUNG LLP


San Diego, California
August 10, 1999